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                                                                       Exhibit 7

                         Renaissance Hotel Group N.V.
                           Executive Stay Bonus Plan


                                  ARTICLE 1.

                            PURPOSE AND DEFINITIONS
                            -----------------------

1.1.    Purpose.  The purpose of this Renaissance Hotel Group N.V. Executive
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        Stay Bonus Plan ("Plan") is to reward those executives and other key employees whose management and individual performance have a direct impact on achieving the Company's objectives in connection with a planned change of control and to provide an incentive for the Company's executives and other key employees to continue in the employ of the Company or its Subsidiary and to put forth maximum efforts on behalf of the Company.

1.2.    Definitions.  The following words and phrases as used herein shall
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        have the following meanings, unless a different meaning is required by the context:

        "Board of Directors" or "Board" shall mean the Board of Managing Directors of the Company as constituted at any time.

        "Bonus Amount" shall mean, with respect to a Participant, the amount of the bonus pool allocated to the Participant pursuant to Section 2.2.

        "Change of Control" shall mean the first to occur of the following events:

                (a) the sale or other divestiture of all or substantially all of the assets of the Company or of the Subsidiary;

                (b) the acquisition by any person or affiliated group of persons of more than 50% of the outstanding common stock of the Company or of the Subsidiary; or

                (c) a change in the composition of the Board such that a majority of the Board is not comprised of persons affiliated with or employed by New World Group Members (as such term is defined in the Company's prospectus with respect to its September 1995 initial public offering.)

        "Committee" shall mean the Compensation Committee of the Board.

        "Company" shall mean Renaissance Hotel Group N.V., and any successors thereto by merger, consolidation, liquidation or other reorganization.
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        "Executive Officer" shall mean each executive officer of the Company or the Subsidiary.

        "Participant" shall mean any employee who is entitled to participate in the Plan in accordance with Section 2.1.

        "Subsidiary" shall mean Renaissance Hotel Operation Company, a subsidiary of the Company.


                                   ARTICLE 2

                           PARTICIPATION AND BONUSES
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        2.1  Participation. The Board may designate, upon the recommendation of
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             management, the Chairman of the Board or the Committee, any
             Executive Officer or other employee whose services are considered extraordinary in connection with a Change of Control, as a Participant in the Plan.

        2.2  Amount of Bonus Pool and Allocation Thereof.  There shall be a
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             bonus pool of $1,000,000. The portion of the bonus pool that will be allocated to each Participant shall be determined by the Board in its discretion on the basis of the recommendations of the Chairman thereof or the Committee.

        2.3  Entitlement; Payment in Lump Sum.  A Participant shall be entitled
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             to receive his or her Bonus Amount if he or she remains
             continuously employed by the Company or the Subsidiary until the consummation of the Change of Control (or until immediately prior thereto). The Bonus Amount shall be paid to each Participant entitled thereto in a lump sum by the Company or the Subsidiary upon or immediately prior to the consummation of the Change of Control. Notwithstanding the foregoing, if a Participant's employment terminates prior to the consummation of a Change of Control due to his or her permanent and total disability or death, the Participant or the Participant's estate shall be entitled to receive such portion, if any, of his or her Bonus Amount as the Board shall determine.

        2.4  Withholding.  Payments under the Plan are subject to such federal,
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             state and local income tax withholding and all other federal, state and local taxes as are applicable. The Company and the Subsidiary shall withhold from any payments it makes all applicable federal, state and local withholding taxes.

                                       2
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                                   ARTICLE 3

                                ADMINISTRATION
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        3.1  Plan Administrator.  The Company shall be the Plan Administrator
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             and shall administer the Plan through the Committee.

        3.2  Powers.  The Committee shall have the authority and power to do all
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             things necessary or convenient in its reasonable judgment to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth herein.

        3.3  Binding Authority.  The decisions of the Committee shall be final
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             and conclusive for all purposes of the Plan.

        3.4  Exculpation.  No member of the Board or Committee shall be
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             directly or indirectly responsible or otherwise liable by reason of any action or default in connection with the Plan, or by reason of the exercise of or failure to exercise any power or discretion in connection with the Plan, except for any action, default, exercise or failure to exercise in connection with the Plan resulting from such member's bad faith, gross negligence or willful misconduct. No member of the Board or Committee shall be liable in any way for the acts or defaults of any other member of the Board, or any of its advisors, agents or representatives.

        3.5  Indemnification.  The Company shall indemnify and hold harmless
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             each member of the Board and Committee against any and all expenses and liabilities in connection with the Plan arising out of his membership on the Board or Committee, except for expenses and liabilities arising out of a member's bad faith, gross negligence or willful misconduct.

        3.6  Compensation and Expenses.  Members of the Board or Committee who
             -------------------------
             are employees of the Company shall not receive any compensation for their services rendered as such members. The Company shall pay for all expenses of the Board and Committee reasonably incurred in connection with the Plan, including but not limited to legal expenses.

        3.7  Information.  The Company and the Subsidiary shall furnish to the
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             Committee all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. Such information shall be conclusive for all purposes of the Plan, and the Committee shall be entitled to rely thereon without any investigation thereof.

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                                   ARTICLE 4
                              GENERAL PROVISIONS
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        4.1  Non-Property Interest.  All benefits payable under the Plan shall
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             be paid out of the general assets of the Company or the Subsidiary.
             Any Participant who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder, shall have solely the status of a general unsecured creditor of the Company and the Subsidiary and the Plan constitutes a mere promise by the Company and the Subsidiary to make benefit payments in the future. Nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract or other property of any kind whatsoever owned by the Company or the Subsidiary, or in which the Company or the Subsidiary may have any right, title or interest now or at any time in the future. It is the intention of the Company, the Subsidiary and Participants that the Plan be unfunded for tax purposes.

        4.2  Other Rights.  The Plan shall not affect or impair the rights or
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             obligations of the Company or the Subsidiary or a Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

        4.3  Amendment or Termination.  The Plan may be amended, modified,
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             suspended, or terminated by the Company at any time and from time to time by action of the Board; provided, however, that any such amendment, modification, suspension or termination which would adversely affect the rights of any person who is then a Participant shall be subject to the prior written consent of such Participant.

        4.4  Severability.  If any term or condition of the Plan shall be
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             invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

        4.5  No Employment Rights.  Neither the establishment of the Plan, any
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             provisions of the Plan, nor any action of the Board or the
             Committee shall be held or construed to confer upon any employee the right to a continuation of employment by the Company or the Subsidiary. Subject to any applicable employment agreement, the Company and the Subsidiary each reserves the right to dismiss any employee, or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

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        4.6  Incapacity.  If the Committee determines that a Participant is
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             unable to care for his or her affairs because of illness or accident, any benefit due the Participant may be paid to the Participant's spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company's or the Subsidiary's obligation hereunder.

        4.7  Transferability of Rights.  The Company and the Subsidiary each
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             shall have the unrestricted right to transfer its obligations under the Plan with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company's business. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant to any portion of the Plan benefits not previously paid.

        4.8  Governing Law.  The Plan shall be construed, administered, and
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             enforced according to the laws of the State of New York, except to the extent that such laws are preempted by the federal laws of the United States of America.

        4.9  Gender Neutrality.  The masculine pronoun shall be deemed to
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             include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

        4.10 Effective Date.  The Plan was authorized and adopted by the Board
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             as of, and shall be effective at, January  10, 1997.




                                RENAISSANCE HOTEL GROUP N.V.

                                By:
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